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                                                              Exhibit (e)(5)(iv)


                                  SCHEDULE A-7
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT
                            EFFECTIVE: JUNE 19, 2000


                                              Sales
                                          Commissions                    Prior
Name of Fund Adopting this Plan         on Class B Shares             Agreements
-------------------------------         -----------------             ----------

Eaton Vance Floating-Rate High
  Income Fund                                6.25%                       N/A
Eaton Vance Tax-Managed Capital
  Appreciation Fund                          6.25%                       N/A
Eaton Vance Tax-Managed Young
  Shareholder Fund                           6.25%                       N/A